Exhibit 99.1

NEXGEL Reports Record Fourth Quarter and Full Year 2024 Financial Results

Fourth quarter 2024 revenue totaled $3.04 million, an increase of 181%, as compared to $1.08 million for the same period the prior year

Full year 2024 revenue totaled $8.69 million, an increase of 112%, as compared to $4.09 million in 2023

Over 100% full year and fourth quarter revenue growth year-over-year for third consecutive year

Company issues revenue guidance of $13 million for 2025 and expects to achieve positive EBITDA during the year

LANGHORNE, Pa. – March 24, 2025 – NEXGEL, Inc. (“NEXGEL” or the “Company”) (NASDAQ: “NXGL”), a leading provider of ultra-gentle, high-water-content hydrogel products for healthcare and consumer applications, today announced record fourth quarter and full year financial results for the period ending December 31, 2024.

Fourth Quarter 2024 Financial Highlights:

●	Net Revenue was $3.04 million, compared to $1.08 million in Q4 2023 and $2.94 million in Q3 2024.
●	Gross Profit was $1.13 million, compared to $0.09 million in Q4 2023 and $1.28 million in Q3 2024.
●	Gross Profit Margin was 37.2%, compared to 8.7% in Q4 2023 and 43.6% in Q3 2024.
●	Net loss for Q4 2024was $0.85 million, compared to $1.10 million in Q4 2023 and $0.69 million in Q3 2024. Q4 2024 includes a non-recurring one-time inventory write off of $0.24 million.
●	EBITDA[1], a non-GAAP financial measure, was ($0.73) million in Q4 2024, compared to EBITDA of ($0.97) million in Q4 2023 and an EBITDA of ($0.49) million in Q3 2024.
●	Adjusted EBITDA[1], a non-GAAP financial measure, was ($0.62) million in Q4 2024, compared to Adjusted EBITDA of ($0.88) million in Q4 2023 and Adjusted EBITDA of ($0.35) million in Q3 2024.

Full Year 2024 Financial Highlights:

●	Net Revenue was $8.69 million, compared to $4.09 million in 2023.
●	Gross Profit was $2.75 million, compared to $0.37 million in 2023.
●	Gross Profit Margin was 31.6%, compared to 9.2% in 2023.
●	Net loss was $3.28 million, compared to $3.16 million in 2023.
●	EBITDA[1], a non-GAAP financial measure, was ($2.76) million, compared to EBITDA of ($2.92) million in 2023.
●	Adjusted EBITDA[1] loss, a non-GAAP financial measure, was ($2.43) million, compared to EBITDA ($2.80) million in 2023.
●	Cash as of December 31, 2024, was $1.81 million.

“The fourth quarter and full year 2024 were record periods for NEXGEL across all our key financial measures. We successfully grew full year and fourth quarter revenue over 100% year-over-year for the third consecutive year Our EBITDA loss continued to narrow when compared to Q4 2023. Our growth and operational efficiency were driven by consistent performance each quarter in both branded consumer products and contract manufacturing,” Adam Levy, NEXGEL’s Chief Executive Officer, commented. “During the fourth quarter we made our first shipments of SilverSeal® to Cintas, which continues into the first quarter of 2025. Our consumer products across our entire portfolio of brands including Medagel, Silly George®, Kenkoderm®, and Histasolv, in partnership with STADA, all performed well. In an ongoing effort to optimize our brand portfolio, we are leveraging our marketing capabilities, while also launching new product offerings for our loyal customers.”

Mr. Levy continued, “As we look into the first quarter 2025, which is seasonally our weakest of the year, we expect revenue to be at least $2.75 million. We also expect to generate at least $13 million in revenue for 2025 and achieve positive EBITDA during the year. Our pipeline of potential new customers in 2025 remains healthy and robust.”

2024 Operating Highlights:

●	Revenue growth of over 100% year-over-year for third consecutive year.
●	Acquired international beauty brand, Silly George, and successfully grew sales from an initial $2 million annual revenue run rate to over $5.0 million and growing.
●	Announced supply agreement with Cintas for SilverSeal®, which began generating revenue during the fourth quarter of 2024.
●	Partnered with STADA to launch leading European DAO enzyme supplement, Histasolv, in North America, which began generating revenue during the fourth quarter of 2024.
●	Initiated institutional review board study with Innovative Optics US in accordance with FDA for hydrogel application during laser hair removal with expected data soon.

Fourth Quarter and Full Year 2024 Financial Results

For the fourth quarter of 2024, revenue totaled $3.04 million, an increase of 181%, as compared to $1.08 million for the fourth quarter 2023. Revenue for the full year 2024 totaled $8.69 million, an increase of 112%, as compared to $4.09 million in 2023. The increase year-over-year in overall revenue during both periods was primarily due to sales growth in branded consumer products and contract manufacturing.

Cost of revenues totaled $1.91 million for the fourth quarter 2024, as compared to $0.99 million for the fourth quarter 2023. Cost of revenues in 2024 totaled $5.94 million, as compared to $3.72 million in 2023. The increase in cost of revenues is primarily aligned with sales of branded consumer products, as both Silly George and Kenkoderm were acquired after the comparable 2023 period.

Gross profit totaled $1.13 million for the fourth quarter of 2024, as compared to a gross profit of $0.09 million for the fourth quarter of 2023. Gross profit margin for the fourth quarter 2024 was 37.2%, as compared to 8.7% for the fourth quarter 2023. Gross profit for 2024 totaled $2.75 million, as compared to $0.37 million in 2023. Gross profit margin for 2024 was 31.6%, as compared to 9.2% in 2023. The increase of $2.38 million in 2024 was primarily due to an increase in branded consumer products.

Selling, general and administrative expenses totaled $1.97 for the fourth quarter 2024, as compared to $1.30 for the fourth quarter 2023. Selling, general and administrative expenses totaled $6.22 million for 2024, as compared to $3.75 million in 2023. The increase year-over-year was attributable to increases in compensation and benefits, share-based compensation, advertising, marketing and Amazon fees, professional and consulting fees, and other expenses, offset by decreases in investor and shareholder services and franchise taxes and corporate insurance.

EBITDA1, a non-GAAP financial measure, totaled ($0.73). million for the fourth quarter of 2024 as compared to ($.97) million for the fourth quarter of 2023. EBITDA for 2024 totaled ($2.76) million as compared to ($2.92) million in 2023.

Adjusted EBITDA1, a non-GAAP financial measure, totaled ($0.62) million for the fourth quarter 2024 as compared to ($0.88) million for the fourth quarter 2023. Adjusted EBITDA for 2024 totaled ($2.43) million as compared to ($2.80) million for 2023.

Net loss for the fourth quarter of 2024 was $0.85 million, as compared to a net loss of $1.10 million for the fourth quarter of 2023. Net loss for 2024 totaled $3.28 million as compared to a net loss of $3.16 million in 2023. Of note, our fourth quarter net loss includes two inventory write offs totaling $243 thousand that are one-time in nature. One write-off of $197 thousand related to high minimum order quantity inventory purchases in 2022 for SilverSeal and Turf Guard 2x3. High minimum order quantities were a significant challenge to launching new products and were one of the motivating factors for our Q1 2023 joint venture with CG Converting and Packaging, which now allows us to control the manufacturing process and, as a result, we do not expect any future write-offs. The second is for $46 thousand for additional excess and obsolete inventory.

As of December 31, 2024, the Company had a cash balance of approximately $1.81 million.

As of March 24, 2025, NEXGEL had 7,654,038 shares of common stock outstanding.

1. EBITDA and Adjusted EBITDA are a non-GAAP measures described in the section titled Non-GAAP Financial Measures” below and reconciled to the most directly comparable GAAP measures at the end of this release.

Fourth Quarter and Full Year 2024 Financial Results Conference Call

Date: March 24, 2025

Time: 4:30 p.m. ET

Live Call: 1-800-245-3047 (U.S. Toll Free) or 1-203-518-9765 (International)

Webcast: Events and Presentations

For interested individuals unable to join the conference call, a replay will be available through April 3, 2025, by dialing 1-844-512-2921 (U.S. Toll Free) or 1-412-317-6671 (International). Participants must use the following code to access the replay of the call: 11158402. An archive of the webcast will also be available for 90 days.

About NEXGEL, INC.

NEXGEL is a leading provider of healthcare, beauty, and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogels. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. NEXGEL brands include SilverSeal®, Hexagels®, Turfguard®, Kenkoderm® and Silly George®. Additionally, NEXGEL has strategic contract manufacturing relationships with leading consumer healthcare companies.

Non-GAAP Financial Measures

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, tax impact of adjustments, other unusual items and discrete items impacting income tax expense. The Company believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company’s operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts, including, without limitation, our expectation that our revenue will be at least $2.8 million in the first quarter of 2025 and our expectation to generate at least $13 million in revenue for 2025 and achieve positive cash flow from operations during the year. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

Nexgel@kcsa.com

NEXGEL, INC

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2024	December 31, 2023
ASSETS:
Current Assets:
Cash	$1,807	$2,700
Accounts receivable, net	933	633
Inventory	1,751	1,319
Prepaid expenses and other current assets	623	400
Total current assets	5,114	5,052
Goodwill	1,128	1,128
Intangibles, net	807	326
Property and equipment, net	2,211	1,499
Operating lease - right of use asset	1,628	1,855
Other assets	95	95
Total assets	$10,983	$9,955

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$761	$579
Accounts payable – related party	531	654
Accrued expenses and other current liabilities	310	398
Deferred revenue	179	20
Current portion of note payable	97	80
Warrant liability	118	146
Contingent consideration liability	178	439
Finance lease liability, short term	59	-
Operating lease liability, current portion	237	233
Total current liabilities	2,470	2,549
Operating lease liability, net of current portion	1,538	1,727
Finance lease liability, long term	307	-
Notes payable, net of current portion	588	513
Total liabilities	4,903	4,789

Commitments and Contingencies (Note 17)

STOCKHOLDERS’ EQUITY

Preferred stock, par value $0.001 per share, 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, par value $0.001 per share, 25,000,000 shares authorized; 7,638,497 and 5,741,838 shares issued and outstanding as of December 31, 2024 and 2023, respectively	8	6
Additional paid-in capital	23,743	19,406
Accumulated deficit	(17,996)	(14,715)
Total NexGel stockholders’ equity	5,755	4,697
Non-controlling interest in joint venture	325	469
Total stockholders’ equity	6,080	5,166
Total liabilities and stockholders’ equity	$10,983	$9,955

NEXGEL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Year Ended December 31,
	2024	2023
Revenues, net	$8,688	$4,089

Cost of revenues	5,940	3,715

Gross profit	2,748	374

Operating expenses
Research and development	78	103
Selling, general and administrative	6,224	3,748
Total operating expenses	6,302	3,851

Loss from operations	(3,554)	(3,477)

Other income (expense)
Change in fair value of warrant liability, net of warrant modification expense	28	96
Realized gain on investments in marketable securities	68	191
Interest expense, net	(81)	(15)
Change in fair value of contingent consideration	(18)	-
Other expense	(4)	(2)
Other income	98	19
Total other income (expense), net	91	289
Loss before income taxes	(3,463)	(3,188)
Income tax expense	-	-
Net loss	(3,463)	(3,188)
Less: Loss attributable to non-controlling interest in joint venture	182	31
Net loss attributable to NexGel stockholders	$(3,281)	$(3,157)

Net loss per common share – basic and diluted	$(0.50)	$(0.56)

Weighted average shares used in computing net loss per common share – basic and diluted	6,511,574	5,671,842

NEXGEL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2024	2023
Operating Activities
Net loss	$(3,281)		$(3,157)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss attributable to non-controlling interest in joint venture	(182)		(31)
Depreciation and amortization	436		226
Share-based compensation	367		217
Realized gain on investment in marketable securities	(68)		(191)
Change in fair value of warrant liability	(28)		(125)
Change in fair value of contingent consideration	18		-
Amortization of right of use asset	42		217
Warrant modification expense	-		29

Changes in operating assets and liabilities:
Accounts receivable, net	(300)		(411)
Inventory	(432)		(760)
Prepaid expenses and other current assets	(223)		(260)
Accounts payable	182		314
Accounts payable – related party	(123)		654
Accrued expenses and other current liabilities	(434)		22
Deferred revenue	159		20
Net Cash Used in Operating Activities	(3,867)		(3,236)

Investing Activities
Purchases of equipment	(443)		(696)
Investment in subsidiary	(400)		(547)
Proceeds from sales of marketable securities	68		5,699
Net Cash Provided by (Used in) Investing Activities	(775)		4,456

Financing Activities
Principal payments on operating lease liability	-		(175)
Proceeds from notes payable	-		315
Payment of contingent consideration	(279)		-
Proceeds from rights offering	3,772		-
Principal payments of notes payable	(77)		(6)
Proceeds from non-controlling interest	38		-
Principal payment of financing lease liability	(50)		-
Proceeds from margin line of credit	345		245
Net Cash Provided by Financing Activities	3,749		379

Net Increase (Decrease) in Cash	(893)		1,599
Cash – Beginning of year	2,700		1,101
Cash – End of year	$1,807		$2,700

Supplemental Non-cash Investing and Financing Activities
Shares issued in conjunction with asset acquisition	$200		$-
Property and equipment financed under notes payable	$169		$-
Property and equipment financed under financing leases	$416	$
Property and equipment contributed as capital investment to JV	$-		$500
ROU asset and operating lease liabilities recognized upon consolidation of JV	$-		$334

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except per share amounts)

CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended September 30,	Three Months Ended December 31,
	2024	2024	2023
	Amount	Amount	Amount

Net (loss) income:	$(754)	$(824)	$(1,187)
Less: Loss (income) attributable to non-controlling interest in joint venture	61	(26)	89
Net loss attributable to NexGel stockholders	(693)	(850)	(1,098)
Adjustments:
Depreciation and amortization	184	108	123
Interest expense, net	20	16	3
EBITDA	(489)	(726)	(972)
Change in warrant liability(1)	(11)	9	-
Share-based compensation expense(2)	153	96	97
Adjusted EBITDA:	$(347)	$(621)	$(875)

	Year Ended December 31,
	2024	2023
	Amount	Amount

Net (loss) income:	$(3,463)	$(3,188)
Less: Loss (income) attributable to non-controlling interest in joint venture	182	31
Net loss attributable to NexGel stockholders	(3,281)	(3,157)
Adjustments:
Depreciation and amortization	436	226
Interest expense, net	81	15
EBITDA	(2,764)	(2,916)
Change in warrant liability(1)	(28)	(96)
Share-based compensation expense(2)	367	217
Adjusted EBITDA:	$(2,425)	$(2,795)

(1)	This adjustment gives effect to non-cash warrant liability changes incurred during the periods.

(2)	The adjustments represent share-based compensation expense related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of non-cash stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.